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                                                                    Exhibit 99.1

                      FORM OF PROXY FOR SPECIAL MEETING OF
                   SHAREHOLDERS OF 1ST CHOICE FINANCIAL CORP.

  The undersigned hereby appoints                and               , or either
of them, as proxies to vote all shares of common stock the undersigned is entitled to vote at the special meeting of shareholders of 1st Choice Financial Corp. ("1st Choice") to be held on Friday, June 9, 2000, and at any adjournment or postponement thereof, as follows, hereby revoking any proxy previously given:

  1. To approve the Agreement and Plan of Reorganization, dated as of February 3, 2000 (the "Merger Agreement"), by and between 1st Choice and Wells Fargo & Company ("Wells Fargo") pursuant to which, among other things, a wholly-owned subsidiary of Wells Fargo will merge with and into 1st Choice (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement, a copy of which is included as Appendix A in the accompanying Proxy Statement-Prospectus; and to authorize such further action by the Board of Directors and officers of 1st Choice as may be necessary or appropriate to carry out the intent and purposes of the Merger.

                             FOR   AGAINST   ABSTAIN

  2. In the discretion of the persons appointed proxies hereby to vote on such other matters as may properly come before the special meeting.

  Shares represented by this proxy will be voted as directed by the shareholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied, the proxy will be voted "FOR" proposal 1.

Dated: ______________________ .
                                          -------------------------------------
                                          (Please sign exactly as name appears
                                                        at left.)

                                           (If stock is owned by more than one
                                             person, all owners should sign.
                                              Persons signing as executors
                                             administrators, trustees, or in
                                              similar capacities should so
                                                       indicate.)



                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                BOARD OF DIRECTORS OF 1ST CHOICE FINANCIAL CORP.